                                                                      EXHIBIT 23





                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in (i) the Registration Statement (Form S-8, No. 33-64367) pertaining to the Sonat Inc. Executive Award Plan and the related Prospectus; (ii) the Registration Statement (Form S-8, No. 33-50142) pertaining to the Sonat Savings Plan and the related Prospectus; and
(iii) the Registration Statements (Form S-3, No. 33-62166 and Form S-3, No. 33-
5947) of Sonat Inc. and the related Prospectus and Prospectus Supplement of our report dated January 20, 1997, with respect to the consolidated financial statements of Sonat Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.







                                                     ERNST & YOUNG LLP



Birmingham, Alabama
March 18, 1997